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Exhibit 5.1
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                                             February 29, 1996

Wang Laboratories, Inc.
600 Technology Park Drive
Billerica, Massachusetts 01821

               Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

        We have acted as special counsel to Wang Laboratories, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (as amended as of the date hereof, the "Registration Statement"), for the purpose of registering with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "1933 Act"), 43,875 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company issuable upon the exercise of options under the Avail Systems Corporation 1991 Incentive Stock Plan (the "Plan").

        This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the 1933 Act.

        In this connection, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Plan, (iii) the form of Stock Option Agreement to be entered into between the Company and each recipient under the Plan, to set forth the terms of each grant of options under the Plan (each such agreement, when executed and delivered, a "Stock Option Agreement"), (iv) the Certificate of Incorporation and the By-Laws of the Company, each as currently in effect, (v) a specimen certificate representing the Common Stock and (vi) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satis-







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Wang Laboratories, Inc.
February 29, 1996
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faction, of such records of the Company and such agreements, certificates of public officials, certificates of officers of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

        Members of our firm are admitted to the Bar of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

        Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares have been paid for and certificates therefor have been issued and delivered upon exercise of options in accordance with the terms of the Plan and the corresponding Stock Option Agreement as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations promulgated thereunder.

                                Very truly yours,


                                /s/ Skadden, Arps, Slate,
                                      Meagher & Flom